SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                                 _____________


                                   FORM 8-K


                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                 _____________


               Date of report (Date of earliest event reported):
                      January 21, 2003 (January 16, 2003)


                        CITIZENS COMMUNICATIONS COMPANY
              (Exact Name of Registrant as Specified in Charter)



  Delaware                   001-11001                      06-0619596

(State of Other      (Commission File Number)       (IRS Employer Identification
Jurisdiction of                                                 No.)
Incorporation)


        3 High Ridge Park, Stamford, Connecticut              06905
         (Address of Principal Executive Offices)          (Zip Code)



                                (203) 614-5600
             (Registrant's telephone number, including area code)



Item 5.  Other Events and Required FD Disclosure.

         On January 16, 2003, Citizens Communications Company (the "Company") and Mellon Investors Services, as Rights Agent, entered into Amendment No. 1 to the Rights Agreement, dated as of January 16, 2003 (the "Rights Agreement Amendment"), which amended the Rights Agreement, dated as of March 6, 2002 (as amended the "Rights Agreement"), between the Company and the Rights Agent, (i) to increase from 15% to 20% the ownership percentage of the Company's common stock that any institutional investor who has reported its beneficial ownership of shares of the Company's common stock on Schedule 13G under the Securities Exchange Act of 1934 may own without becoming an "Acquiring Person" and thereby triggering the rights plan and (ii) to increase from 20% to 22.5% the percentage of the Company's common stock that an institutional Schedule 13G filer may inadvertently beneficially own without triggering the rights plan. Pursuant to the Rights Agreement Amendment, if such an institutional 13G filer subsequently files a Schedule 13D, such institutional investor would have 20 business days to reduce its ownership percentage to below 15%. The forgoing description of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement Amendment.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits.

              Exhibit
                 No.             Exhibit

              4 Amendment No. 1 to Rights Agreement, dated as of January 16, 2003, between Citizens Communications Company and Mellon Investor Services LLC, as Rights Agent, is incorporated herein by reference to the exhibit to the Company's Registration Statement on Form 8-A/A, dated January 16, 2003.


                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CITIZENS COMMUNICATIONS COMPANY

                                            By:  /s/ L. Russell Mitten
                                              ----------------------------------
                                            Name: L. Russell Mitten
                                            Title:   Secretary

Date:  January 16, 2003


                                 EXHIBIT INDEX

Exhibit No.                         Exhibit Name

        4 Amendment No. 1 to Rights Agreement, dated as of January 16, 2003, between Citizens Communications Company and Mellon Investor Services LLC, as Rights Agent, is incorporated herein by reference to the exhibit to the Company's Registration Statement on Form 8-A/A, dated January 16, 2003.